Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT AT SUNTRUST ROBINSON HUMPHREY
33RD ANNUAL INSTITUTIONAL INVESTOR CONFERENCE

   Live Internet Broadcast, Replay of Presentation Available on Company’s Website

NASHVILLE, Tenn. – May 18, 2004 – American Healthways, Inc. (Nasdaq: AMHC) today announced that it will participate in the SunTrust Robinson Humphrey 33rd Annual Institutional Investor Conference on May 25–26 in Atlanta, Georgia.

Ben R. Leedle Jr., the Company’s president and chief executive officer, will present on Tuesday, May 25 at 11:05 a.m. Eastern.

The presentation will be broadcast live on the Web and will be available for replay at www.americanhealthways.com. To view the presentation live, please visit the site at least 15 minutes in advance to download and install any necessary audio software.

American Healthways is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of March 22, 2004, the Company had over 1 million lives under management nationwide. For more information, visit www.americanhealthways.com.